April 2014 Preliminary Terms No. 148 Registration Statement No. 333-190038 Dated March 31, 2014 Filed pursuant to Rule 433
S T R U C T U R E D   I N V E S T M E N T S
Opportunities in Commodities
Trigger PLUS Based on the Performance of a Basket of Two Commodities and Futures Contracts on Four Commodities due May 21, 2015
Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
Unlike conventional debt securities, the Trigger PLUS will pay no interest and do not guarantee any return of principal at maturity.  If the final basket level is greater than the initial basket level, at maturity investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket.  If the final basket level is less than or equal to the initial basket level but greater than or equal to the trigger level, at maturity investors will receive the stated principal amount of their investment.  However, if the final basket level is less than the trigger level, at maturity investors will lose a significant portion or all of the stated principal amount of their investment, resulting in a 1% loss for every 1% of that decline from the initial basket level.  This amount will be less than 90% of the stated principal amount and could be zero.  The Trigger PLUS are for investors who seek exposure to a basket of two commodities and commodity futures contracts on four commodities as specified below and who are willing to risk their principal and forgo current income in exchange for the upside leverage feature and the limited protection against loss that applies only if the final basket level is greater than or equal to the trigger level.  Investors may lose their entire initial investment in the Trigger PLUS. The Trigger PLUS are senior unsecured debt obligations of Barclays Bank PLC and all payments on the Trigger PLUS are subject to the creditworthiness of Barclays Bank PLC and are not guaranteed by any third party.
SUMMARY TERMS
Issuer:	Barclays Bank PLC
Basket:	Basket component		Bloomberg ticker symbol*	Weighting
	Grade A Copper		LOCADY	1/6
	RBOB gasoline futures contracts (“gasoline futures contracts”)		XB1 or XB2	1/6
	Live cattle futures contracts		LC1 or LC2	1/6
	Palladium		PLDMLNPM	1/6
	Soybeans futures contracts		S 1 or S 2	1/6
	West Texas Intermediate light sweet crude oil futures contracts (“WTI crude oil futures contracts”)		CL1 or CL2	1/6

* Bloomberg ticker symbols are provided for reference purposes only.  The initial basket component values and the final basket component values will be determined based on the values published by the exchange specified under “Commodity price” below.

Aggregate principal amount:	$
Stated principal amount:	$1,000 per Trigger PLUS
Initial issue price:	$1,000 per Trigger PLUS (see “Commissions and initial issue price” below)
Pricing date: †	April 17, 2014
Original issue date: †	April 23, 2014
Valuation date: †	May 18, 2015, subject to postponement
Maturity date: †	May 21, 2015, subject to postponement
Interest:	None
Payment at maturity (per Trigger PLUS):
•     If the final basket level is greater than the initial basket level:
     $1,000 + leveraged upside payment
•     If the final basket level is less than or equal to the initial basket level but greater than or equal to the trigger level:
     $1,000
•     If the final basket level is less than the trigger level:
     $1,000 × basket performance factor
This amount will be less than the stated principal amount of $1,000 and will represent a loss of at least 10%, and possibly all, of an investor’s initial investment.  Investors may lose their entire initial investment in the Trigger PLUS.  Any payment on the Trigger PLUS is subject to the creditworthiness of the Issuer and is not guaranteed by any third party.  For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Risk Factors—Credit of Issuer” in this document.

Leveraged upside payment:	$1,000 × leverage factor × basket percent increase
Leverage factor:	At least 150%. The actual leverage factor will be determined on the pricing date.
Trigger level:	90, which is 90% of the initial basket level of 100
Basket percent increase:	(final basket level – initial basket level) / initial basket level
Basket performance factor:	final basket level / initial basket level
CUSIP / ISIN:	06742B170 / US06742B1706
Listing:	We do not intend to list the Trigger PLUS on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions(2)	Proceeds to issuer
Per Trigger PLUS	$1,000	$1,000	$20	$980
Total	$	$	$	$
(1)
Our estimated value of the Trigger PLUS on the pricing date, based on our internal pricing models, is expected to be between and $940.00 and $967.20 per Trigger PLUS.  The estimated value is expected to be less than the initial issue price of the Trigger PLUS.  See “Additional Information Regarding Our Estimated Value of the Trigger PLUS” on page 3 of this document.

(2)
Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $20 for each Trigger PLUS they sell.  See “Supplemental Plan of Distribution.”

Investing in the Trigger PLUS involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 10 and on page S-6 of the prospectus supplement.  You should read this document together with the related prospectus and prospectus supplement, each of which can be accessed via the hyperlinks below before you make an investment decision.

Any payment on the Trigger PLUS, including any repayment of principal, is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Risk Factors — Credit of Issuer” in this document.

Prospectus dated July 19, 2013               Prospectus Supplement dated July 19, 2013

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this document relates.  Before you invest, you should read the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering.  Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details.  You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, preliminary pricing supplement, if any, and final pricing supplement (when completed) and this document if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430).  A copy of each of these documents may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the Trigger PLUS or determined that this document is truthful or complete.  Any representation to the contrary is a criminal offense.

Trigger PLUS Based on the Performance of a Basket of Two Commodities and Futures Contracts on Four Commodities due May 21, 2015
Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Terms continued from previous page:
Initial basket level:	Set equal to 100 on the pricing date
Final basket level:	The basket closing level on the valuation date
Basket closing level:
The basket closing level on the valuation date will be calculated as follows:
100 × [1 + sum, for each basket component, of (component return of such basket component × weighting of such basket component)]

Component return:	With respect to each basket component: (final basket component value – initial basket component value) / initial basket component value
Initial basket component value:	The commodity price for the applicable basket component on the pricing date
Final basket component value:	The commodity price for the applicable basket component on the valuation date
Commodity price:
On any relevant day, the commodity price of each basket component will be as set forth below:
Grade A Copper:  the official price per tonne of Copper-Grade A on the London Metal Exchange (“LME”) for cash delivery, stated in U.S. dollars, as determined by the LME.
Gasoline futures contracts: the official settlement price per gallon of New York Harbor Gasoline Blendstock for Oxygen Blending on the New York Mercantile Exchange (“NYMEX”) of the futures contract in respect of the first nearby month, stated in U.S. dollars, as made public by the NYMEX, provided that if the date of determination falls on the last trading day of such futures contract, then the second nearby month futures contract will be used.
Live cattle futures contracts: the official U.S. dollar cash buyer settlement price per pound of deliverable-grade live steers on the Chicago Mercantile Exchange (“CME”) of the futures contract in respect of either (a) the first nearby month or (b) if the date of determination falls after the earlier of (i) the expiration date for the relevant CME-traded option with respect to such futures contract or (ii) the last trading day of the futures contract, the second nearby month, stated in U.S. cents, as made public by CME.
Palladium:  the afternoon Palladium fixing price per troy ounce gross of unallocated Palladium bullion for delivery in Zurich through a member of the London Platinum and Palladium Market (“LPPM”) authorized to effect such delivery, stated in U.S. dollars, as calculated by the LPPM.
Soybeans:  the official U.S. dollar cash buyer settlement price per bushel of deliverable grade soybeans on the Chicago Board of Trade (“CBOT”) of the futures contract in respect of either (a) the first nearby month or (b) if the date of determination falls after the earlier of (i) the expiration date for the relevant CBOT-traded option with respect to such futures contract or (ii) the last trading day of the futures contract, the second nearby month, stated in U.S. cents, as made public by CBOT.
WTI crude oil:  the official settlement price per barrel of West Texas Intermediate Light Sweet Crude Oil on NYMEX of the futures contract in respect of the first nearby month, stated in U.S. dollars, as made public by NYMEX, provided that if the date of determination falls on the last trading day of such futures contract, then the second nearby month futures contract will be used.

†
Expected. In the event that we make any change to the pricing date or the original issue date, the valuation date and/or the maturity date may be changed so that the stated term of the Trigger PLUS remains the same.  In addition, the maturity date and valuation date are subject to postponement, see “Additional Information about the Trigger PLUS—Additional provisions—Postponement of maturity date,” “Additional Information about the Trigger PLUS—Additional provisions—Postponement of valuation date” and “Additional Information about the Trigger PLUS—Additional provisions—Market disruption events and adjustments.”

Barclays Capital Inc.

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Trigger PLUS Based on the Performance of a Basket of Two Commodities and Futures Contracts on Four Commodities due May 21, 2015
Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Additional Terms of the Trigger PLUS

You should read this document together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which these Trigger PLUS are a part.  This document, together with the documents listed below, contains the terms of the Trigger PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement as the Trigger PLUS involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Trigger PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

•	Prospectus supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070.  As used in this document, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

The Trigger PLUS are not futures contracts and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”).  The Trigger PLUS are offered pursuant to an exemption from regulation under the Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute.  Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.

The Trigger PLUS constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

Additional Information Regarding Our Estimated Value of the Trigger PLUS

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates.  Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market.  Our estimated value on the pricing date is based on our internal funding rates.  Our estimated value of the Trigger PLUS may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Trigger PLUS on the pricing date is expected to be less than the initial issue price of the Trigger PLUS.  The difference between the initial issue price of the Trigger PLUS and our estimated value of the Trigger PLUS is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Trigger PLUS, the estimated cost that we may incur in hedging our obligations under the Trigger PLUS, and estimated development and other costs that we may incur in connection with the Trigger PLUS.

Our estimated value on the pricing date is not a prediction of the price at which the Trigger PLUS may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Trigger PLUS in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Trigger PLUS in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Trigger PLUS in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the initial issue date of the Trigger PLUS because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Trigger PLUS and other costs in connection with the Trigger PLUS that we will no longer expect to incur over the term of the Trigger PLUS.  We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Trigger PLUS and any agreement we may have with the distributors of the Trigger PLUS.  The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Trigger PLUS based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 10 of this document.

You may revoke your offer to purchase the Trigger PLUS at any time prior to the pricing date.  We reserve the right to change the terms of, or reject any offer to purchase, the Trigger PLUS prior to their pricing date.  In the event of any changes to the terms of the Trigger PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes, in which case we may reject your offer to purchase.

April 2014	Page 3

Trigger PLUS Based on the Performance of a Basket of Two Commodities and Futures Contracts on Four Commodities due May 21, 2015
Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

The Trigger PLUS Based on the Performance of a Basket of Two Commodities and Futures Contracts on Four Commodities due May 21, 2015 (the “Trigger PLUS”) can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns for any positive performance of the basket

▪	To enhance returns and outperform the basket in a bullish scenario

▪	To achieve similar levels of upside exposure to the basket as a direct investment, while using fewer dollars by taking advantage of the leverage factor

▪
To provide limited protection against a loss of principal in the event of a decline of the basket from the pricing date to the valuation date, but only if the final basket level is greater than or equal to the trigger level

If the final basket level is less than the trigger level, the Trigger PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 13 months
Leverage factor:	At least 150%. The actual leverage factor will be determined on the pricing date.
Trigger level:	90% of the initial basket level
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.
Basket weighting:	1/6 for each basket component
Interest:	None

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Trigger PLUS Based on the Performance of a Basket of Two Commodities and Futures Contracts on Four Commodities due May 21, 2015
Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer leveraged exposure to any positive performance of the basket.  In exchange for enhanced performance of at least 150% of any appreciation of the basket, investors are exposed to the risk of loss of some or all of their investment due to the trigger feature.  The actual leverage factor will be determined on the pricing date.  If the final basket level is greater than the initial basket level, at maturity investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket.  If the final basket level is less than or equal to the initial basket level but greater than or equal to the trigger level, investors will receive the stated principal amount of their investment.  However, if the final basket level is less than the trigger level, at maturity investors will lose a significant portion or all of their investment, resulting in a 1% loss for every 1% of that decline from the initial basket level.  This amount will be less than 90% of the stated principal amount and could be zero.  Investors may lose their entire initial investment in the Trigger PLUS.

Leveraged Performance
The Trigger PLUS offer investors an opportunity to capture enhanced returns for any positive performance of the basket relative to a direct investment in the basket.  There is no limitation on the appreciation potential.

Trigger Feature
At maturity, even if the basket has depreciated in value over the term of the Trigger PLUS, investors will receive their stated principal amount, but only if the final basket level is greater than or equal to the trigger level.

Upside Scenario
The final basket level is greater than the initial basket level.  In this case, at maturity, the Trigger PLUS pay the stated principal amount of $1,000 plus at least 150% of the basket percent increase.  The actual leverage factor will be determined on the pricing date.

Par Scenario
The final basket level is less than or equal to the initial basket level but greater than or equal to the trigger level.  In this case, at maturity, the Trigger PLUS pay the stated principal amount of $1,000 per Trigger PLUS even though the basket has depreciated in value.

Downside Scenario
The final basket level is less than the trigger level.  In this case, at maturity, the Trigger PLUS pay less than 90% of the stated principal amount and the loss of the stated principal amount will be proportionate to the percentage decrease in the value of the basket from the initial basket level.  For example, if the final basket level is 55% less than the initial basket level, the Trigger PLUS will pay $450.00 per Trigger PLUS, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount.  There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment in the Trigger PLUS.

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Trigger PLUS Based on the Performance of a Basket of Two Commodities and Futures Contracts on Four Commodities due May 21, 2015
Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

How the Trigger PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Trigger PLUS based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Hypothetical leverage factor:	150%. The actual leverage factor will be determined on the pricing date.
Trigger level:	90, or 90% of the initial basket level of 100
Minimum payment at maturity:	None. You could lose your entire initial investment in the Trigger PLUS.

Trigger PLUS Payoff Diagram

How it works

▪
Upside Scenario.  Under the hypothetical terms of the Trigger PLUS, if the final basket level is greater than the initial basket level, at maturity investors will receive the $1,000 stated principal amount plus 150% of the appreciation of the basket over the term of the Trigger PLUS.

▪	For example, if the basket appreciates by 6%, at maturity investors will receive a 9% return, or $1,090.00 per Trigger PLUS.

▪
Par Scenario.  If the final basket level is less than or equal to the initial basket level but greater than or equal to the trigger level, at maturity investors will receive the stated principal amount of $1,000 per Trigger PLUS.

▪	For example, if the basket depreciates by 5%, at maturity investors will receive the $1,000 stated principal amount.

▪
Downside Scenario.  If the final basket level is less than the trigger level, at maturity investors will receive an amount that is significantly less than the stated principal amount by an amount based on a 1% loss of principal for each 1% decline in the basket.  Investors may lose their entire initial investment in the Trigger PLUS.

▪	For example, if the basket depreciates 60%, at maturity investors will lose 60% of their principal and will receive only $400.00 per Trigger PLUS, or 40% of the stated principal amount.

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Trigger PLUS Based on the Performance of a Basket of Two Commodities and Futures Contracts on Four Commodities due May 21, 2015
Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

What Is the Total Return on the Trigger PLUS at Maturity, Assuming a Range of Performances for the Basket?

The following table and examples illustrate the hypothetical payment at maturity and hypothetical total return at maturity on the Trigger PLUS.  The “total return” as used in this document is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 stated principal amount to $1,000.  The table and examples below assume a leverage factor of 150% and reflect the initial basket level of 100 and the trigger level of 90 (or 90% of the initial basket level). Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the Trigger PLUS.  The numbers appearing in the following table and examples have been rounded for ease of analysis.  For the purposes of the examples below, the “basket return” equals: ((final basket level - initial basket level)/initial basket level). The hypothetical examples below do not take into account any tax consequences from investing in the Trigger PLUS.

Final basket level	Basket Return	Basket Percent Increase	Basket Performance Factor	Payment at Maturity	Total Return on Trigger PLUS
150.00	50.00%	50.00%	N/A	$1,750.00	75.00%
140.00	40.00%	40.00%	N/A	$1,600.00	60.00%
130.00	30.00%	30.00%	N/A	$1,450.00	45.00%
120.00	20.00%	20.00%	N/A	$1,300.00	30.00%
110.00	10.00%	10.00%	N/A	$1,150.00	15.00%
105.00	5.00%	5.00%	N/A	$1,075.00	7.50%
100.00	0.00%	N/A	N/A	$1,000.00	0.00%
95.00	-5.00%	N/A	N/A	$1,000.00	0.00%
90.00	-10.00%	N/A	N/A	$1,000.00	0.00%
85.00	-15.00%	N/A	85.00%	$850.00	-15.00%
80.00	-20.00%	N/A	80.00%	$800.00	-20.00%
70.00	-30.00%	N/A	70.00%	$700.00	-30.00%
60.00	-40.00%	N/A	60.00%	$600.00	-40.00%
50.00	-50.00%	N/A	50.00%	$500.00	-50.00%
40.00	-60.00%	N/A	40.00%	$400.00	-60.00%
30.00	-70.00%	N/A	30.00%	$300.00	-70.00%
20.00	-80.00%	N/A	20.00%	$200.00	-80.00%
10.00	-90.00%	N/A	10.00%	$100.00	-90.00%
0.00	-100.00%	N/A	0.00%	$0.00	-100.00%

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and the total return in different hypothetical scenarios are calculated, and are based on the hypothetical initial basket component values of $100 or 100¢, as applicable, and the hypothetical leverage factor of 150%.  Hypothetical initial basket component values of $100 and 100¢ have been chosen for illustrative purposes only and may not represent a likely actual initial basket component value for any basket component.  Please see “Basket Overview” below for recent actual values of the basket components.  The actual initial basket component values will be determined on the pricing date.

Example 1: The level of the basket increases from an initial basket level of 100 to a final basket level of 105.00.

Basket Component	Hypothetical Initial Basket Component Value	Final Basket Component Value	Basket Component Return	Weighting
Grade A Copper	$100	$110	10.00%	1/6
Gasoline futures contracts	$100	$110	10.00%	1/6
Live cattle futures contracts	100¢	105¢	5.00%	1/6
Palladium	$100	$85	-15.00%	1/6
Soybeans futures contracts	100¢	140¢	40.00%	1/6
WTI crude oil futures contracts	$100	$80	-20.00%	1/6

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Trigger PLUS Based on the Performance of a Basket of Two Commodities and Futures Contracts on Four Commodities due May 21, 2015
Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Step 1: Calculate the final basket level based on the final basket component values and weightings for each basket component.

The final basket level is calculated as follows:

100 × (1+ [(10.00% × 1/6) + (10.00% × 1/6) + (5.00% × 1/6) + (-15.00% × 1/6) + (40.00% × 1/6) + (-20.00% × 1/6)]) = 105.00

Therefore, the final basket level is 105.00

Step 2:  Calculate the payment at maturity.

Because the final basket level is greater than the initial basket level, the payment at maturity is calculated as follows:

$1,000 + leveraged upside payment
= $1,000 + ($1,000 × leverage factor × basket percent increase)

First, calculate the basket percent increase:

basket percent increase = (final basket level – initial basket level) / initial basket level = (105.00 – 100.00) / 100.00 = 5.00%

Next, calculate the leveraged upside payment:

leveraged upside payment = ($1,000 × 150% × 5.00%) = $75.00

Therefore, the payment at maturity is $1,000 + $75.00, which equals $1,075.00 per $1,000 stated principal amount of Trigger PLUS, representing a 7.50% total return on the Trigger PLUS.

Example 2: The level of the basket decreases from an initial basket level of 100.00 to a final basket level of 95.00

Basket Component	Hypothetical Initial Basket Component Value	Final Basket Component Value	Basket Component Return	Weighting
Grade A Copper	$100	$110	10.00%	1/6
Gasoline futures contracts	$100	$110	10.00%	1/6
Live cattle futures contracts	100¢	105¢	5.00%	1/6
Palladium	$100	$85	-15.00%	1/6
Soybeans futures contracts	100¢	80¢	-20.00%	1/6
WTI crude oil futures contracts	$100	$80	-20.00%	1/6

Step 1: Calculate the final basket level based on the final basket component values and weightings for each basket component.

The final basket level is calculated as follows:

100 × (1+ [(10.00% × 1/6) + (10.00% × 1/6) + (5.00% × 1/6) + (-15.00% × 1/6) + (-20.00% × 1/6) + (-20.00% × 1/6)]) = 95.00

Therefore, the final basket level is 95.00

Step 2:  Calculate the payment at maturity.

Because the final basket level is less than or equal to the initial basket level but greater than or equal to the trigger level of 90, the payment at maturity is equal to the stated principal amount of $1,000 per Trigger PLUS.

The total return on the Trigger PLUS is 0.00%.

Example 3: The level of the basket decreases from an initial basket level of 100.00 to a final basket level of 50.00.

Basket Component	Hypothetical Initial Basket Component Value	Final Basket Component Value	Basket Component Return	Weighting
Grade A Copper	$100	$70	-30.00%	1/6
Gasoline futures contracts	$100	$45	-55.00%	1/6
Live cattle futures contracts	100¢	50¢	-50.00%	1/6
Palladium	$100	$60	-40.00%	1/6
Soybeans futures contracts	100¢	45¢	-55.00%	1/6
WTI crude oil futures contracts	$100	$30	-70.00%	1/6

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Trigger PLUS Based on the Performance of a Basket of Two Commodities and Futures Contracts on Four Commodities due May 21, 2015
Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Step 1: Calculate the final basket level based on the final basket component values and weightings for each basket component.

The final basket level is calculated as follows:

100 × (1+ [(-30.00% × 1/6) + (-55.00% × 1/6) + (-50.00% × 1/6) + (-40.00% × 1/6) + (-55.00% × 1/6) + (-70.00% × 1/6)]) = 50.00

Therefore, the final basket level is 50.00

Step 2:  Calculate the payment at maturity.

Because the final basket level is less than the trigger level, the payment at maturity is calculated as follows:

($1,000 × basket performance factor)
= ($1,000 × (final basket level / initial basket level))
= ($1,000 × (50.00 / 100.00)) = $500

Therefore, the payment at maturity is $500 per $1,000 stated principal amount of Trigger PLUS, representing a -50% total return on the Trigger PLUS.

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Risk Factors

An investment in the Trigger PLUS involves significant risks.  We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Trigger PLUS.  Investing in the Trigger PLUS is not equivalent to investing directly in the basket or any of the basket components.  The following is a non-exhaustive list of certain key risk factors for investors in the Trigger PLUS.  For further discussion of these and other risks, you should read the sections entitled “Risk Factors” in the prospectus supplement, including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;
•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;
•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest or Pay Interest at a Low Rate”;
•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or Barrier Level”;
•	“Risk Factors—Additional Risks Relating to Securities Which Contain a Multiplier”;
•
“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Commodities, an Index Containing Commodities, Shares or Other Interests in an Exchange-Traded Fund Invested in Commodities or Based in Part on Commodities”; and

•	“Risk Factors—Additional Risks Relating to Securities Based on a Basket Composed of More Than the Reference Asset.”

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The trigger feature provides protection only for a limited range of negative performance of the basket, and the Trigger PLUS do not pay interest or guarantee return of principal.  The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee payment of the principal amount at maturity.  If the final basket level is less than the trigger level (which is 90% of the initial basket level), the payment at maturity will be an amount in cash that is significantly less than the stated principal amount of each Trigger PLUS by an amount proportionate to the decrease in the level of the basket from the initial basket level, and may be zero.  There is no minimum payment at maturity on the Trigger PLUS and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

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The market price will be influenced by many unpredictable factors.  Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the Trigger PLUS in the secondary market, including: the price of each of the basket components at any time and, in particular, on the valuation date, the volatility (frequency and magnitude of changes in value) of each of the basket components, interest and yield rates in the market, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or commodities markets in general and which may affect the prices of the basket components, supply and demand for the Trigger PLUS, trends of supply and demand for the basket components, as well as the effects of speculation or any government activity that could affect the commodities markets, the time remaining until the Trigger PLUS mature and any actual or anticipated changes in our credit ratings or credit spreads.  In addition, the commodities markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government intervention.  You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

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Credit of Issuer.  The Trigger PLUS are senior unsecured debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the Trigger PLUS depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by a third party.  As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Trigger PLUS and, in the event Barclays Bank PLC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Trigger PLUS.

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Changes in the value of one or more of the basket components may offset each other.  Value movements in the basket components may not correlate with each other.  At a time when the value of one basket component increases in value, the value of the other basket components may not increase as much, or may even decline in value.  Therefore, in calculating the basket components’ performance on the valuation date, an increase in the value of one basket component may be moderated, or wholly offset, by lesser increases or declines in the value of other basket components.

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The amount payable on the Trigger PLUS is not linked to the level of the basket at any time other than the valuation date.  The final basket level will be based on the commodity prices of each of the basket components on the valuation date.  Even if the level of the basket appreciates prior to the valuation date but then drops by the valuation date to below the initial basket level, the payment at maturity will be less, and may be significantly less, than it would have been had the payment at maturity been linked to the level of the basket prior to such drop.  Although the actual level of the basket on the maturity date or at other times during the term of the Trigger PLUS may be higher than the final basket level, the payment at maturity will be based solely on the basket closing level on the valuation date.

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Prices of commodities and commodity futures contracts are highly volatile and may change unpredictably.  Prices of commodities and commodity futures contracts are highly volatile and, in many sectors, have experienced increased volatility in recent periods.  Prices of commodities and commodity futures contracts are affected by numerous factors including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some oil-producing countries; and natural or nuclear disasters.  Those events tend to affect prices worldwide, regardless of the location of the event. Market expectations about these events and speculative activity also cause prices to fluctuate.  These factors may adversely affect the performance of the basket components and, as a result, the market value of the Trigger PLUS, and the payment you will receive on the Trigger PLUS at maturity, if any.

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Investing in the Trigger PLUS is not equivalent to investing in the basket components.  Investing in the Trigger PLUS is not equivalent to investing directly in any of the basket components or in futures contracts or forward contracts on any of the basket components.  By purchasing the Trigger PLUS, you do not purchase any entitlement to any of the basket components or futures contracts or forward contracts on any of the basket components.  Further, by purchasing the Trigger PLUS, you are taking credit risk of Barclays Bank PLC and not of any counterparty to futures contracts and forward contracts on any of the basket components.

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An investment linked to commodity futures contracts is not equivalent to an investment linked to the spot prices of physical commodities.  The returns on the basket components that are futures contracts will be based on the change in price of the relevant futures contracts, not the change in the spot prices of actual physical commodities to which those futures contracts relate.  The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the price of a physical commodity reflects the value of such commodity upon immediate delivery, which is referred to as the spot price.  Several factors can result in differences between the price of a commodity futures contract and the spot price of a commodity, including the cost of storing such commodity for the length of the futures contract, interest costs related to financing the purchase of such commodity and expectations of supply and demand for such commodity.  While the changes in the price of a futures contract are usually correlated with the changes in the spot price, such correlation is not exact.  In some cases, the performance of a commodity futures contract can deviate significantly from the spot price performance of the related underlying commodity, especially over longer periods of time.  Accordingly, investments linked to the return of commodities futures contracts may underperform similar investments that reflect the spot price return on physical commodities.

▪
Specific commodities’ prices are volatile and are affected by numerous factors specific to each market.  Investments, such as the Trigger PLUS, linked to the prices of commodities and commodity futures contracts, such as the basket components, are subject to sharp fluctuations in the prices of commodities over short periods of time for a variety of factors, including the principal factors set out below:

Copper.  The Trigger PLUS may be subject to certain risks specific to copper.  Copper is an industrial metal. Consequently, in addition to factors affecting commodities generally that are described herein and in the prospectus supplement, a number of additional factors specific to industrial metals might cause price volatility.  These may include, among others: changes in the level of industrial activity using industrial metals, including the availability of substitutes such as man-made or synthetic substitutes; disruptions in the supply chain, from mining to storage to smelting or refining; adjustments to inventory; variations in production costs, including storage, labor and energy costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally.  These factors

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interrelate in complex ways, and the effect of one factor may offset or enhance the effect of another factor and may adversely affect the market value of the Trigger PLUS.

Gasoline futures contracts.  Gasoline RBOB (“gasoline”) is an energy-related commodity. Consequently, in addition to factors affecting commodities generally that are described herein and in the prospectus supplement, a number of additional factors specific to energy-related commodities, and in particular gasoline, might cause price volatility. These may include, among others: changes in the level of industrial and commercial activity with high levels of energy demand; disruptions in the supply chain or in the production or supply of other energy sources; price changes in alternative sources of energy; adjustments to inventory; variations in production and shipping costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally.  These factors interrelate in complex ways, and the effect of one factor may offset or enhance the effect of another factor and may adversely affect the market value of the Trigger PLUS.

Live cattle futures contracts.  Live cattle refers to cattle that have reached the requisite weight for slaughter in the United States.  Futures and options contracts on live cattle (in each case, with a contract size of 40,000 pounds) are traded on the Chicago Mercantile Exchange.  Live cattle is a “non-storable” commodity, which means that the cattle can be kept in their “finished condition” ( that is, ready for slaughter) for only a limited period of time.  As live cattle reach market weights, they must be sold or suffer discounts.  As a result, live cattle may experience greater price volatility than “storable” commodities.  Live cattle prices are primarily affected by the U.S. domestic demand for and supply of live cattle, but are also influenced by speculative actions and by currency exchange rates.  Live cattle are primarily sourced from within the United States, but some live cattle are transported from Mexico and Canada and the United States is the largest consumer of the live cattle.  In addition, prices for live cattle are affected by governmental programs and policies regarding livestock, as well as general trade, fiscal and exchange control policies.  Extrinsic factors such as drought, floods, general weather conditions, disease (e.g., Bovine Spongiform Encephalopathy, or Mad Cow Disease), availability of and prices for livestock feed, availability of grazing land and natural disasters will also affect live cattle prices.  Demand for livestock commodities such as live cattle has generally increased with worldwide growth and prosperity and global or U.S.-specific recessions will likely adversely affect demand for, and consequently the prices of, live cattle.  These factors interrelate in complex ways, and the effect of one factor may offset or enhance the effect of another factor and may adversely affect the market value of the Trigger PLUS.

Palladium.  Palladium is a precious metal.  Consequently, in addition to factors affecting commodities generally that are described herein and in the prospectus supplement, the Trigger PLUS may be subject to a number of additional factors specific to precious metals, and in particular Palladium, that might cause price volatility.  These may include, among others: disruptions in the supply chain, from mining to storage to smelting or refining; adjustments to inventory; variations in production costs, including storage, labor and energy costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally.  These factors interrelate in complex ways, and the effect of one factor may offset or enhance the effect of another factor and may adversely affect the market value of the Trigger PLUS

Soybeans futures contracts.  Soybeans are agricultural commodities.  Consequently, in addition to factors affecting commodities generally that are described herein and in the prospectus supplement, the Trigger PLUS may be affected by a number of additional factors specific to agricultural commodities that might cause price volatility.  These may include, among others: weather conditions, including floods, drought and freezing conditions; changes in government policies; changes in global demand for food; changes in ethanol or bio-diesel demand; planting decisions; and changes in demand for agricultural products both with end users and as inputs into various industries.  These factors interrelate in complex ways, and the effect of one factor may offset or enhance the effect of another factor and may adversely affect the market value of the Trigger PLUS.

WTI crude oil futures contracts.  As futures contracts on an energy-related commodity, WTI crude oil futures contracts may be subject to a number of risks specific to energy-related commodities, and in particular to WTI crude oil, that may adversely affect its price or result in price volatility.  These may include, among others: changes in the level of industrial and commercial activity with high levels of energy demand; disruptions in the supply chain or in the production or supply of other energy sources; technological advances or the discovery of new oil reserves leading to increases in the worldwide production of crude oil; further development and commercial exploitation of alternative energy sources, including solar, wind or geothermal energy; adjustments to inventory; variations in production and shipping costs; geopolitical events; and costs associated with regulatory compliance, including environmental

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regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally. These factors interrelate in complex ways, and the effect of one factor may offset or enhance the effect of another factor and may adversely affect the market value of the Trigger PLUS.

▪
The Trigger PLUS may be subject to certain risks specific to crude oil prices.  Trading in commodity futures contracts is speculative and can be extremely volatile.  Because the Trigger PLUS are linked to the performance of WTI crude oil futures contracts, we expect that generally the market value of the Trigger PLUS will depend in part on the market price of crude oil.  Crude oil prices are subject to volatile price movements over short periods of time and are affected by numerous factors and events, as described herein. Crude oil prices are generally more volatile and subject to greater dislocation than prices of other commodities.  Crude oil prices may change rapidly over a short period of time as a result of supply disruptions stemming from world events, or domestic problems such as refinery or pipeline outages.  These events tend to effect prices worldwide, regardless of the location of the event.  Market expectations about these events and speculative activity also cause prices to fluctuate.  Over the past few years, crude oil prices have experienced unprecedented volatility and have reached historically high levels followed by precipitous declines. There can be no assurance that crude oil prices will reach their historic highs again or that such volatility will subside. It is possible that lower prices, or increased volatility, will adversely affect the price of the WTI crude oil futures contracts, and as a result, the market value of your Trigger PLUS and the amount you receive at maturity, if any.

In addition, crude oil prices are determined with significant influence by the Organization of Petroleum Exporting Countries (“OPEC”). OPEC has the potential to influence oil prices world-wide because its members possess a significant portion of the world’s oil supply. Further, if oil demand rises quickly or supply declines unexpectedly due to refinery production problems or lagging imports, stocks of oil may decline rapidly. When stocks are low and falling, some wholesalers may become concerned that supplies may not be adequate over the short term and bid higher for the available product, leading to further price increases. It is impossible to predict the aggregate effect of all or any combination of these factors on the price of crude oil.  Sudden and dramatic changes in the futures market may also occur, for example, upon commencement of hostilities, or cessation of existing hostilities, that may exist in countries or regions producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.  Any such changes in the supply and demand of crude oil may result in significant volatility in the price of the WTI crude oil futures contracts and, accordingly, may adversely affect the market value of the Trigger PLUS and the payment you receive at maturity, if any.

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Suspension or disruptions of market trading in commodities and related futures may adversely affect the value of the Trigger PLUS.  The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and potential government regulation and intervention.  Certain exchanges, or the U.S. Commodity Futures Trading Commission, commonly referred to as the “CFTC,” could suspend or terminate trading in a particular futures contract or contracts in order to address market emergencies.  In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”  Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices.  These circumstances could adversely affect the value of the basket components, therefore, the value of the Trigger PLUS.

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Changes in law or regulation relating to commodity futures contracts may adversely affect the market value of the Trigger PLUS and the amounts payable on your Trigger PLUS.  Commodity futures contracts, including some of the basket components, are subject to legal and regulatory regimes that are in the process of changing in the United States and, in some cases, in other countries.  The Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Dodd-Frank Act,” provides for substantial changes in the regulation of the futures and over-the-counter derivatives markets.  Among other things, the Dodd-Frank Act is intended to limit speculation and increase transparency in the commodity derivatives markets and regulate the over-the-counter derivatives markets. The legislation requires regulators, including the CFTC, to adopt rules on a variety of issues, many of which have been adopted and have become effective. In addition, certain significant components of the Dodd-Frank Act regulatory scheme, including registration and reporting requirements, as well as centralized clearing requirements for

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certain products and market participants, have been implemented. However, the Dodd-Frank Act regulatory scheme has not yet been fully implemented, and the ultimate impact of the regulations on the markets and market participants cannot yet be determined.

Among other things, the legislation requires that most over-the-counter transactions be executed on organized exchanges or facilities and be cleared through regulated clearing houses.  This requirement has become effective for certain categories of interest rate and credit default swaps.  It is anticipated that other products will become subject to the mandatory centralized execution and clearing requirement in the future.  In addition, the legislation requires registration of, and imposes regulations on, swap dealers and major swap participants. The legislation also authorizes the CFTC, subject to certain requirements, to adopt rules with respect to the establishment of limits on futures and swap positions on physical commodities that are not entered into or maintained for “bona fide” hedging purposes, as defined in the legislation, and the CFTC has proposed such rules. In addition, the CFTC will apply its position limits across the futures positions held by a market participant on any exchange or trading facility, together with its positions in swaps that are “economically equivalent” to the specified exchange-traded futures that are subject to the position limits. The enactment of the Dodd-Frank Act, and the CFTC’s adoption of rules on position limits, could limit the extent to which entities can enter into transactions in exchange-traded futures contracts on physical commodities as well as related swaps and could make participation in the markets more burdensome and expensive. Any such limitations could restrict or prevent our ability to hedge our obligations under the Trigger PLUS. Industry trade groups filed a lawsuit against the CFTC challenging the rules adopted by the CFTC on position limits. On September 28, 2012, the U.S. District Court for the District of Columbia granted a summary judgment motion in favor of the industry trade groups that vacated and remanded the position limit rules adopted by the CFTC. On November 5, 2013, the CFTC voluntarily dismissed its appeal of the ruling and re-proposed for public comment new position limit rules largely similar to the vacated rules. If ultimately adopted by the CFTC, the position limit rules will likely limit transactions in the futures and over-the-counter derivative markets and could substantially reduce liquidity and increase commodity market volatility. This could, in turn, adversely affect the prices of such contracts and, in turn, the market value of the Trigger PLUS and the amounts payable on the Trigger PLUS at maturity.  In addition, other parts of the legislation, by increasing regulation of, and imposing additional costs on, swap transactions, could reduce trading in the swap and futures markets, which would further restrict liquidity, increase volatility and adversely affect prices of commodity futures contracts, which could in turn adversely affect the value of the basket components.

Other regulatory organizations have proposed, and in the future may propose, further reforms similar to those enacted by the Dodd-Frank Act or other legislation which could have an adverse impact on the liquidity and depth of the commodities, futures and derivatives markets. For example, the European Commission recently published a proposal developed by the European Securities and Markets Authority (“ESMA”), which updates the Markets in Financial Instruments Directive, commonly known as “MiFID II,” and the Markets in Financial Instruments Regulation, commonly known as “MiFIR.” The scope of the final regulations and the degree to which member states will be allowed discretion in implementing the directive is yet to be seen. If these regulations are adopted, including, for example, regulations requiring position limits, they could substantially reduce liquidity and increase volatility in the commodities futures contracts, which could adversely affect the prices of such contracts and, in turn, the market value of the Trigger PLUS and the amounts payable on the Trigger PLUS at maturity. The European Commission has also adopted the European Market Infrastructure Regulation (“EMIR”), which requires many over-the-counter derivatives to be centrally cleared and, together with technical standards published and to be published by ESMA, will establish margin and capital requirements for non-centrally cleared over-the-counter derivatives. There exists potential for inconsistency between regulations issued by the CFTC and technical standards adopted under EMIR, which could lead to market fragmentation.

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There are risks relating to the trading of commodities on international futures exchanges.  Certain international exchanges, such as the London Metal Exchange, operate in a manner more closely analogous to the over-the-counter physical commodity markets than to the regulated futures markets, and certain features of U.S. futures markets are not present.  For example, there may not be any daily price limits which would otherwise restrict the extent of daily fluctuations in the prices of the respective contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. This may adversely affect the performance of copper, and as a result, the basket and the market value of the Trigger PLUS.

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There are risks relating to trading of metals on the London Platinum and Palladium Market.  Palladium is traded on the London Platinum and Palladium Market, which we refer to as the LPPM.  The price of palladium will be determined by reference to the fixing prices reported by the LPPM.  The LPPM is a self-regulatory association of

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bullion market participants.  Although all market-making members of the LPPM are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LPPM itself is not a regulated entity.  If the LPPM should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LPPM price fixings as a global benchmark for the value of palladium may be adversely affected.  The LPPM is a principals’ market which operates in a manner more closely analogous to over-the-counter physical commodity markets than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LPPM trading.  For example, there are no daily price limits on the LPPM, which would otherwise restrict fluctuations in the prices of LPPM contracts.  In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

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The estimated value of your Trigger PLUS might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your Trigger PLUS on the pricing date is based on a number of variables, including our internal funding rates.  Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market.  As a result of this difference, the estimated values referenced above may be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

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The estimated value of your Trigger PLUS is expected to be lower than the initial issue price of your Trigger PLUS.  The estimated value of your Trigger PLUS on the pricing date is expected to be lower, and may be significantly lower, than the initial issue price of your Trigger PLUS.  The difference between the initial issue price of your Trigger PLUS and the estimated value of the Trigger PLUS is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Trigger PLUS, the estimated cost that we may incur in hedging our obligations under the Trigger PLUS, and estimated development and other costs that we may incur in connection with the Trigger PLUS.

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The estimated value of the Trigger PLUS is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions.  The estimated value of your Trigger PLUS on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize.  These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Trigger PLUS may not be consistent with those of other financial institutions that may be purchasers or sellers of Trigger PLUS in the secondary market.  As a result, the secondary market price of your Trigger PLUS may be materially different from the estimated value of the Trigger PLUS determined by reference to our internal pricing models.

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The estimated value of your Trigger PLUS is not a prediction of the prices at which you may sell your Trigger PLUS in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Trigger PLUS and may be lower than the estimated value of your Trigger PLUS. The estimated value of the Trigger PLUS will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Trigger PLUS from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do).  The price at which you may be able to sell your Trigger PLUS in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Trigger PLUS.  Further, as secondary market prices of your Trigger PLUS take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Trigger PLUS such as fees, commissions, discounts, and the costs of hedging our obligations under the Trigger PLUS, secondary market prices of your Trigger PLUS will likely be lower than the initial issue price of your Trigger PLUS.  As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Trigger PLUS from you in secondary market transactions, if any, will likely be lower than the price you paid for your Trigger PLUS, and any sale prior to the maturity date could result in a substantial loss to you.

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The temporary price at which we may initially buy the Trigger PLUS in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Trigger PLUS.  Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Trigger PLUS in the secondary

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market (if Barclays Capital Inc. makes a market in the Trigger PLUS, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Trigger PLUS on the pricing date, as well as the secondary market value of the Trigger PLUS, for a temporary period after the initial issue date of the Trigger PLUS.  The price at which Barclays Capital Inc. may initially buy or sell the Trigger PLUS in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Trigger PLUS.

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The Trigger PLUS will not be listed on any securities exchange, and secondary trading may be limited.  There may be little or no secondary market for the Trigger PLUS.  We do not intend to list the Trigger PLUS on any securities exchange.  Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Trigger PLUS in the secondary market but are not required to do so and may cease any such market making activities at any time.  Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily.  Because other dealers are not likely to make a secondary market for the Trigger PLUS, the price, if any, at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Trigger PLUS.  Accordingly, you should be willing to hold your Trigger PLUS to maturity.

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Potential adverse economic interest of the calculation agent.  The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Trigger PLUS. The calculation agent will determine the initial basket component values for each basket component and the final basket level, and will calculate the amount of cash, if any, you will receive at maturity.  Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and adjustments to the basket components or the basket, may adversely affect the payout to you at maturity.

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Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Trigger PLUS.  The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Trigger PLUS could adversely affect the value of the basket components and, as a result, could decrease the amount an investor may receive on the Trigger PLUS at maturity.  Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial basket component values of the basket components and, therefore, could increase the value at which the basket components must close so that the investor does not suffer a loss on their initial investment in the Trigger PLUS.  Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could potentially affect the level of the basket on the valuation date and, accordingly, the amount of cash an investor will receive at maturity.

▪
The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Trigger PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the Trigger PLUS are uncertain, and the IRS or a court might not agree with the treatment of the Trigger PLUS as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment for the Trigger PLUS, the tax consequences of ownership and disposition of the Trigger PLUS could be materially and adversely affected.  In addition, as described below under “Additional provisions—Tax considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.  You should review carefully the sections of the accompanying prospectus supplement entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Trigger PLUS (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Trigger PLUS Based on the Performance of a Basket of Two Commodities and Futures Contracts on Four Commodities due May 21, 2015
Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Basket Overview

The basket is a weighted basket composed of two commodities and futures contracts on four commodities.

Basket component information as of March 26, 2014
	Bloomberg Ticker Symbol*	Commodity Price	52 Weeks Ago	52 Week High	52 Week Low	Weighting
Grade A Copper (in U.S. dollars)	LOCADY	$6,555.00	$7,631.00	$7,631.00	$6,434.50	1/6
Gasoline futures contracts (in U.S. dollars)	XB1 or XB2	$2.9089	$3.1106	$3.1343	$2.5031	1/6
Live cattle futures contracts (in U.S. cents)	LC1 or LC2	145.80¢	125.95¢	151.95¢	118.15¢	1/6
Palladium (in U.S. dollars)	PLDMLNPM	$782.00	$757.00	$792.50	$643.00	1/6
Soybeans futures contracts (in U.S. cents)	S 1 or S 2	1,440.00¢	1,447.75¢	1,613.25¢	1,259.25¢	1/6
WTI crude oil futures contracts (in U.S. dollars)	CL1 or CL2	$100.26	$96.34	$110.53	$86.68	1/6
* Bloomberg ticker symbols are provided for reference purposes only.  The initial basket component values and the final basket component values will be determined based on the values published by the exchange specified under “Summary Terms—Commodity price” above.

The following graph is calculated to show the performance of the basket during the period from January 2, 2008 through March 26, 2014 assuming the basket components are weighted as set forth above and that the initial basket level was 100 on January 2, 2008, and illustrates the effect of the offset and/or correlation among the basket components during such period.  The graph does not take into account the leverage factor on the Trigger PLUS, nor does it attempt to show your expected return on an investment in the Trigger PLUS.  You cannot predict the future performance of any basket component or of the basket as a whole, or whether increases in the price of any basket component will be offset by decreases in the prices of the other basket components.  The historical price performance of the basket and the degree of correlation between the price trends of the basket components (or lack thereof) should not be taken as an indication of its future performance.

Historical Basket Performance January 2, 2008 through March 26, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The following graphs set forth the official daily prices for each of the basket components for each quarter in the period from January 2, 2008 through March 26, 2014.  The related tables set forth the published high and low, as well as end-of-quarter, prices for each respective basket component for the same period.  The commodity prices on March 26, 2014 were, in the case of Grade A copper, $6,555.00, in the case of gasoline futures contracts, $2.9089, in the case of live cattle futures contracts, 145.80¢, in the case of palladium, $782.00, in the case of soybeans futures contracts, 1,440.00¢ and in the case of WTI crude oil futures contracts $100.26.  We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification.  The historical prices and historical performance of the basket components should not be taken as an indication of future performance.  We cannot give you any assurance that the basket will appreciate over the term of the Trigger PLUS or that you will not suffer a loss on your initial investment in the Trigger PLUS.

April 2014	Page 17

Trigger PLUS Based on the Performance of a Basket of Two Commodities and Futures Contracts on Four Commodities due May 21, 2015
Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Daily Official Cash Offer Prices of Grade A Copper January 2, 2008 through March 26, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Grade A Copper (in U.S. dollars)	High	Low	Period End
2008
First Quarter	$8,881.00	$6,666.00	$8,520.00
Second Quarter	$8,884.50	$7,921.00	$8,775.50
Third Quarter	$8,985.00	$6,419.00	$6,419.00
Fourth Quarter	$6,379.00	$2,770.00	$2,902.00
2009
First Quarter	$4,078.00	$3,050.50	$4,035.00
Second Quarter	$5,266.00	$3,963.50	$5,108.00
Third Quarter	$6,490.50	$4,821.00	$6,136.00
Fourth Quarter	$7,346.00	$5,856.00	$7,346.00
2010
First Quarter	$7,830.00	$6,242.00	$7,830.00
Second Quarter	$7,950.50	$6,091.00	$6,515.00
Third Quarter	$8,053.50	$6,354.00	$8,053.50
Fourth Quarter	$9,739.50	$8,085.50	$9,739.50
2011
First Quarter	$10,148.00	$8,980.00	$9,399.50
Second Quarter	$9,823.00	$8,536.50	$9,301.00
Third Quarter	$9,827.00	$6,975.50	$7,131.50
Fourth Quarter	$8,040.00	$6,785.00	$7,554.00
2012
First Quarter	$8,658.00	$7,471.00	$8,480.00
Second Quarter	$8,575.50	$7,251.50	$7,604.50
Third Quarter	$8,400.50	$7,327.00	$8,267.50
Fourth Quarter	$8,340.00	$7,540.50	$7,915.00
2013
First Quarter	$8,242.50	$7,539.00	$7,582.50
Second Quarter	$7,547.00	$6,637.50	$6,750.50
Third Quarter	$7,340.50	$6,719.00	$7,290.50
Fourth Quarter	$7,394.50	$6,939.00	$7,394.50
2014
First Quarter (through March 26, 2014)	$7,439.50	$6,434.50	$6,555.00

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Trigger PLUS Based on the Performance of a Basket of Two Commodities and Futures Contracts on Four Commodities due May 21, 2015
Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Daily Official Settlement Prices of Gasoline Futures Contracts January 2, 2008 through March 26, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Gasoline futures contracts (in U.S. dollars)	High	Low	Period End
2008
First Quarter	$2.6163	$2.7429	$2.2399
Second Quarter	$3.5015	$3.5480	$2.6392
Third Quarter	$2.4847	$3.5710	$2.3970
Fourth Quarter	$1.0082	$2.3600	$0.7927
2009
First Quarter	$1.4000	$1.5311	$1.0433
Second Quarter	$1.8972	$2.0711	$1.3717
Third Quarter	$1.7259	$2.0693	$1.6205
Fourth Quarter	$2.0525	$2.0705	$1.7203
2010
First Quarter	$2.3100	$2.3100	$1.8864
Second Quarter	$2.0606	$2.4351	$1.9308
Third Quarter	$2.0448	$2.1935	$1.8494
Fourth Quarter	$2.4532	$2.4532	$2.0410
2011
First Quarter	$2.9525	$3.0640	$2.3427
Second Quarter	$3.0316	$3.4648	$2.7766
Third Quarter	$2.6260	$3.1536	$2.5547
Fourth Quarter	$2.6863	$2.8247	$2.4489
2012
First Quarter	$3.3899	$3.4166	$2.7313
Second Quarter	$2.7272	$3.3954	$2.5501
Third Quarter	$3.3420	$3.3420	$2.6239
Fourth Quarter	$2.8120	$2.9593	$2.5736
2013
First Quarter	$3.1054	$3.2035	$2.7066
Second Quarter	$2.7520	$3.1015	$2.7190
Third Quarter	$2.6347	$3.1343	$2.6230
Fourth Quarter	$2.7858	$2.8200	$2.5031
2014
First Quarter (through March 26, 2014)	$2.9089	$3.0203	$2.5951

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Trigger PLUS Based on the Performance of a Basket of Two Commodities and Futures Contracts on Four Commodities due May 21, 2015
Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Daily Official Cash Buyer Settlement Prices of Live Cattle Futures Contracts January 2, 2008 through March 26, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Live cattle futures contracts (in U.S. cents)	High	Low	Period End
2008
First Quarter	96.25¢	87.43¢	87.43¢
Second Quarter	100.98¢	86.20¢	100.60¢
Third Quarter	104.00¢	97.07¢	98.90¢
Fourth Quarter	98.58¢	81.55¢	84.48¢
2009
First Quarter	88.55¢	79.93¢	83.93¢
Second Quarter	88.55¢	79.28¢	82.53¢
Third Quarter	87.55¢	82.68¢	85.60¢
Fourth Quarter	86.60¢	79.10¢	86.00¢
2010
First Quarter	97.98¢	85.05¢	96.55¢
Second Quarter	99.93¢	89.30¢	91.25¢
Third Quarter	99.73¢	89.48¢	96.70¢
Fourth Quarter	107.90¢	94.85¢	107.90¢
2011
First Quarter	121.55¢	106.18¢	121.55¢
Second Quarter	122.38¢	102.15¢	112.75¢
Third Quarter	122.15¢	109.60¢	122.15¢
Fourth Quarter	124.50¢	117.90¢	122.90¢
2012
First Quarter	130.95¢	119.95¢	120.45¢
Second Quarter	121.60¢	112.88¢	116.55¢
Third Quarter	127.70¢	115.48¢	122.08¢
Fourth Quarter	129.90¢	122.33¢	129.90¢
2013
First Quarter	133.85¢	124.95¢	128.90¢
Second Quarter	128.75¢	118.15¢	118.15¢
Third Quarter	128.25¢	120.55¢	127.85¢
Fourth Quarter	134.50¢	127.25¢	134.50¢
2014
First Quarter (through March 26, 2014)	151.95¢	135.63¢	145.80¢

April 2014	Page 20

Trigger PLUS Based on the Performance of a Basket of Two Commodities and Futures Contracts on Four Commodities due May 21, 2015
Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Daily Afternoon Fixing Prices of Palladium January 2, 2008 through March 26, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Palladium (in U.S. dollars)	High	Low	Period End
2008
First Quarter	$582.00	$364.00	$445.00
Second Quarter	$475.00	$406.00	$467.00
Third Quarter	$465.00	$199.00	$199.00
Fourth Quarter	$233.00	$164.00	$184.00
2009
First Quarter	$222.00	$179.00	$215.00
Second Quarter	$261.50	$212.00	$249.00
Third Quarter	$304.00	$232.00	$294.00
Fourth Quarter	$393.00	$292.00	$393.00
2010
First Quarter	$479.00	$395.00	$479.00
Second Quarter	$571.00	$419.00	$446.00
Third Quarter	$573.00	$429.00	$573.00
Fourth Quarter	$797.00	$565.00	$797.00
2011
First Quarter	$858.00	$700.00	$766.00
Second Quarter	$810.00	$713.00	$761.00
Third Quarter	$842.00	$614.00	$614.00
Fourth Quarter	$681.00	$549.00	$630.00
2012
First Quarter	$722.00	$616.00	$651.00
Second Quarter	$681.00	$576.00	$578.00
Third Quarter	$702.00	$565.00	$642.00
Fourth Quarter	$704.00	$593.00	$704.00
2013
First Quarter	$774.00	$673.00	$770.00
Second Quarter	$773.00	$643.00	$643.00
Third Quarter	$762.00	$669.00	$726.00
Fourth Quarter	$758.00	$697.00	$716.00
2014
First Quarter (through March 26, 2014)	$792.50	$702.00	$782.00

April 2014	Page 21

Trigger PLUS Based on the Performance of a Basket of Two Commodities and Futures Contracts on Four Commodities due May 21, 2015
Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Daily Official Cash Buyer Settlement Prices of Soybeans Futures Contracts January 2, 2008 through March 26, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Soybeans futures contracts (in U.S. cents)	High	Low	Period End
2008
First Quarter	1,544.50¢	1,189.50¢	1,197.25¢
Second Quarter	1,605.00¢	1,211.00¢	1,605.00¢
Third Quarter	1,658.00¢	1,045.00¢	1,045.00¢
Fourth Quarter	1,053.00¢	783.50¢	972.25¢
2009
First Quarter	1,037.50¢	848.50¢	952.00¢
Second Quarter	1,267.00¢	952.00¢	1,226.25¢
Third Quarter	1,258.50¢	913.50¢	927.00¢
Fourth Quarter	1,060.50¢	885.00¢	1,039.75¢
2010
First Quarter	1,052.25¢	908.00¢	941.00¢
Second Quarter	1,004.25¢	930.50¢	948.50¢
Third Quarter	1,128.50¢	953.50¢	1,106.75¢
Fourth Quarter	1,393.75¢	1,054.00¢	1,393.75¢
2011
First Quarter	1,451.00¢	1,270.00¢	1,328.75¢
Second Quarter	1,414.50¢	1,306.25¢	1,306.25¢
Third Quarter	1,449.00¢	1,179.00¢	1,179.00¢
Fourth Quarter	1,270.00¢	1,100.00¢	1,198.50¢
2012
First Quarter	1,403.00¢	1,160.00¢	1,403.00¢
Second Quarter	1,512.75¢	1,340.00¢	1,512.75¢
Third Quarter	1,771.00¢	1,532.25¢	1,601.00¢
Fourth Quarter	1,570.50¢	1,383.25¢	1,418.75¢
2013
First Quarter	1,514.75¢	1,389.00¢	1,404.75¢
Second Quarter	1,564.50¢	1,361.75¢	1,564.50¢
Third Quarter	1,613.25¢	1,282.75¢	1,282.75¢
Fourth Quarter	1,346.50¢	1,259.25¢	1,312.50¢
2014
First Quarter (through March 26, 2014)	1,457.50¢	1,269.25¢	1,440.00¢

April 2014	Page 22

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Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Daily Official Settlement Prices of WTI Crude Oil Futures Contracts January 2, 2008 through March 26, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

WTI crude oil futures contracts (in U.S. dollars)	High	Low	Period End
2008
First Quarter	$110.33	$86.99	$101.58
Second Quarter	$140.21	$100.98	$140.00
Third Quarter	$145.29	$91.15	$100.64
Fourth Quarter	$98.53	$33.87	$44.60
2009
First Quarter	$54.34	$33.98	$49.66
Second Quarter	$72.68	$45.88	$69.89
Third Quarter	$74.37	$59.52	$70.61
Fourth Quarter	$81.37	$69.51	$79.36
2010
First Quarter	$83.76	$71.19	$83.76
Second Quarter	$86.84	$68.01	$75.63
Third Quarter	$82.55	$71.63	$79.97
Fourth Quarter	$91.51	$79.49	$91.38
2011
First Quarter	$105.75	$84.32	$93.53
Second Quarter	$113.93	$90.61	$95.42
Third Quarter	$99.87	$79.20	$79.20
Fourth Quarter	$102.59	$75.67	$98.83
2012
First Quarter	$109.77	$96.36	$103.02
Second Quarter	$106.16	$77.69	$84.96
Third Quarter	$99.00	$83.75	$92.19
Fourth Quarter	$92.48	$84.44	$91.82
2013
First Quarter	$97.94	$90.12	$97.23
Second Quarter	$98.44	$86.68	$96.56
Third Quarter	$110.53	$97.99	$102.33
Fourth Quarter	$104.10	$92.30	$98.42
2014
First Quarter (through March 26, 2014)	$104.92	$91.66	$100.26

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Trigger PLUS Based on the Performance of a Basket of Two Commodities and Futures Contracts on Four Commodities due May 21, 2015
Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Additional Information about the Trigger PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional provisions:
Postponement of maturity date:
The maturity date will be postponed if the valuation date is postponed due to the occurrence or continuance of a market disruption event on the valuation date.  In such a case, the maturity date will be postponed by the same number of business days from but excluding the originally scheduled valuation date.  See “Terms of the Notes—Maturity Date” in the accompanying prospectus supplement and “Market disruption events and adjustments” below.

Postponement of valuation date:
The valuation date may be postponed due to the occurrence or continuance of a market disruption event on such date. See “Market disruption events and adjustments” below. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the valuation date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

Market disruption events and adjustments:
For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the accompanying prospectus supplement.

For a description of adjustments that may affect the basket components or the basket as a whole, see “Reference Assets—Commodities—Discontinuation of Trading; Alteration of Method of Calculation” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket” in the accompanying prospectus supplement.

Listing:	The Trigger PLUS will not be listed on any securities exchange.
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Tax considerations:
You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement.  The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Trigger PLUS.  The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel, the Trigger PLUS should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the basket.  Assuming this treatment is respected, gain or loss on your Trigger PLUS should be treated as long-term capital gain or loss if you hold your Trigger PLUS for more than a year, whether or not you are an initial purchaser of Trigger PLUS at the original issue price.  However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Trigger PLUS could be materially and adversely affected.  In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and

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Trigger PLUS Based on the Performance of a Basket of Two Commodities and Futures Contracts on Four Commodities due May 21, 2015
Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.  You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:
The net proceeds we receive from the sale of the Trigger PLUS will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the Trigger PLUS through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the Trigger PLUS by taking positions in the basket components, futures and options contracts on the basket components, and any other securities or instruments we may wish to use in connection with such hedging.  Trading and other transactions by us or our affiliates could affect the level, value or price of the basket components, the market value of the Trigger PLUS or any amounts payable on your Trigger PLUS.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Employee Retirement Income Security Act” starting on page S-120 in the accompanying prospectus supplement.
Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This document represents a summary of the terms and conditions of the Trigger PLUS.  We encourage you to read the accompanying prospectus and prospectus supplement for this offering, which can be accessed via the hyperlinks on the front page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $20 for each Trigger PLUS they sell.

April 2014	Page 25